Exhibit 21.1
SUBSIDIARIES OF TRANSDIGM GROUP INCORPORATED
TransDigm Inc. is a 100% owned subsidiary of TransDigm Group Incorporated. TransDigm Inc. owns directly or indirectly the following subsidiaries:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
4455 Genesee Properties, LLC	Delaware
4455 Genesee Street, LLC	Delaware
17111 Waterview Pkwy LLC	Delaware
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace GmbH	Germany
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems Canada Ltd.	Canada
Airborne Systems NA Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
Airborne Systems Pension Trust Limited	United Kingdom
Airborne UK Parent Limited	United Kingdom
Aircraft Materials Limited	United Kingdom
AmSafe Aviation (Chongqing), Ltd.	China
AmSafe Bridport (Kunshan) Co., Ltd.	China
AmSafe Bridport (Private) Ltd.	Sri Lanka
AmSafe Bridport Ltd.	United Kingdom
AmSafe Global Holdings, Inc.	Delaware
AmSafe Global Services (Private) Limited	Sri Lanka
AmSafe, Inc.	Delaware
Angus Electronics Co.	Delaware
Apical Industries, Inc.	California
ARA Deutschland GmbH	Germany
ARA Holding GmbH	Germany
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Ashford Properties, LLC	Delaware
Auxitrol SAS	France
Auxitrol Weston Mexico, S. de R.L. de C.V.	Mexico
Auxitrol Weston Singapore Pte. Ltd.	Singapore
Auxitrol Weston USA, Inc.	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beta Transformer Mexico, S. de R.L. de C.V.	Mexico
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport Ltd.	United Kingdom
Bridport-Air Carrier, Inc.	Washington
Bruce Aerospace Inc.	Delaware
Calspan Air Facilities, LLC	New York
Calspan Air Services, LLC	New York
Calspan ASE Portugal, Inc.	Minnesota
Calspan Holdings, LLC	New York
CALSPAN JETS LLC	Delaware
Calspan Technology Acquisition LLC	Delaware
Calspan, LLC	New York
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Chelton Avionics Holdings, Inc.	Delaware
Chelton Avionics, Inc.	Delaware
Chelton CTS Limited	United Kingdom
Chelton Defence Communications Limited	United Kingdom
Chelton Defense Products, Inc.	Delaware
Chelton Limited	United Kingdom
CMC Electronics Aurora LLC	Delaware
CMC Electronics Inc.	Canada
CPI EDB Intermediate Holdings, Inc.	Delaware
CPI Electron Device Business, Inc.	Delaware
CPI TMD Technologies Limited	United Kingdom
CTHC LLC	New York
Darchem Engineering Limited	United Kingdom
Darchem Holdings Limited	United Kingdom
Dart Aerospace B.V.	Netherlands
Dart Aerospace Company	Canada
Dart Aerospace ULC	Canada
Dart Aerospace USA, Inc.	Washington
Dart Buyer, Inc.	Delaware
Dart Helicopter Services, Inc.	Delaware
Dart Intermediate, Inc.	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Dart TopCo, Inc.	Delaware
Data Device Corporation	Delaware
DDC Electronics K.K.	Japan
DDC Electronics Private Limited	India
DDC Elektronik, GmbH	Germany
Dukes Aerospace, Inc.	Delaware
Electromech Technologies LLC	Delaware
Elektro-Metall Export GmbH	Germany
Elektro-Metall Paks KFT	Hungary
EST Defence Company UK Limited	United Kingdom
Esterline Acquisition Ltd	United Kingdom
Esterline do Brasil Assessoria e Intermediação Ltda	Brazil
Esterline Europe Company LLC	Delaware
Esterline International Company	Delaware
Esterline Technologies Corporation	Delaware
Esterline Technologies Europe Limited	United Kingdom
Esterline Technologies Global Limited	United Kingdom
Esterline Technologies Holdings Limited	United Kingdom
Esterline Technologies SGIP LLC	Delaware
Esterline Technologies Unlimited	United Kingdom
European Antennas Limited	United Kingdom
FPT Industries LLC	Delaware
F.P.T. Industries Ltd.	United Kingdom
Genesee Holdings II, LLC	New York
Genesee Holdings III, LLC	New York
Genesee Holdings, LLC	New York
HarcoSemco LLC	Connecticut
Hartwell Corporation	California
Heli Tech, Inc.	Oregon
Hytek Finishes Co.	Delaware
Iceman Holdco, Inc.	Delaware
ILC Holdings, Inc.	Delaware
Irvin Aerospace Limited	United Kingdom
IrvinGQ France SAS	France
IrvinGQ Limited	United Kingdom
Janco Corporation	California
Johnson Liverpool LLC	Delaware
King Nutronics, LLC	Delaware
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware
Kunshan Shield Restraint Systems, Ltd.	China
Leach Holding Corporation	Delaware
Leach International Asia-Pacific Ltd	Hong Kong

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Leach International Corporation	Delaware
Leach International Europe S.A.S.	France
Leach International Germany GmbH	Germany
Leach International Mexico S. de R. L. de C. V.	Mexico
Leach International UK Ltd	United Kingdom
Leach Mexico Holding LLC	Delaware
Leach Technology Group, Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
Mason Electric Co.	Delaware
McKechnie Aerospace (Europe) Ltd.	United Kingdom
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace DE, LP	United Kingdom
McKechnie Aerospace US LLC	Delaware
Mecanismos de Matamoros S. de R.L. de C.V.	Mexico
Medtherm Labs, LLC	Delaware
Microwave Power Products, Inc.	Delaware
NAT Seattle Inc.	Delaware
NMC Aerospace, S. de R.L. de C.V.	Mexico
NMC Group, Inc.	California
Nordisk Asia Pacific Limited	Hong Kong
Nordisk Asia Pacific Pte Ltd	Singapore
Nordisk Aviation Products (Kunshan) Ltd.	China
Nordisk Aviation Products AS	Norway
Nordisk Aviation Products LLC	Delaware
North Hills Signal Processing Corp.	Delaware
North Hills Signal Processing Overseas LLC	Delaware
Norwich Aero Products Inc.	New York
Offshore Helicopter Support Services, Inc.	Louisiana
Oppenheimer Precision Products, Inc.	Pennsylvania
Palomar Products, Inc.	Delaware
Paravion Technology, Inc.	Colorado
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Power Device Corporation	New York
Power Device UK Limited	United Kingdom
Pressure Systems International Ltd	United Kingdom
Raptor Labs HoldCo, LLC	Delaware
Raptor Labs Intermediate, LLC	Delaware
Schneller Asia Pte. Ltd.	Singapore
Schneller LLC	Delaware
Schneller S.A.R.L.	France
SEI Industries LTD.	Canada
Semco Instruments, Inc.	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Sensor Concepts, LLC	Delaware
Servotronics, Inc.	Delaware
Shield Restraint Systems Ltd.	United Kingdom
Shield Restraint Systems, Inc.	Delaware
Shield Restraint Systems (Pvt) Ltd.	Sri Lanka
Signal Processing Matamoros S.A. de C.V.	Mexico
Simplex Manufacturing Co.	Oregon
Skandia, Inc.	Illinois
Skurka Aerospace Inc.	Delaware
Space Electronics LLC	Delaware
Symetrics Industries, LLC	Florida
TA Aerospace Co.	California
TA Mfg Limited	United Kingdom
Tactair Fluid Controls, Inc.	New York
TDG Dart Limited	United Kingdom
TDG ESL Holdings Inc.	Delaware
TDG France Ultimate Parent SAS	France
TDG Germany GmbH	Germany
TEAC Aerospace Technologies, Inc.	Delaware
Telair International GmbH	Germany
Telair Management Services GmbH	Germany
Telair US LLC	Delaware
TestVonics, Inc.	New Hampshire
Texas Rotronics, Inc.	Texas
TMD Holdings Limited	United Kingdom
TMD Technologies Limited	United Kingdom
TransDigm Canada ULC	Canada
TransDigm European Holdings Limited	United Kingdom
TransDigm Ireland Ltd.	Ireland
TransDigm Microwave Limited	United Kingdom
TransDigm Receivables LLC	Delaware
TransDigm Technologies India Private Limited	India
TransDigm UK Holdings Limited	United Kingdom
Transicoil (Malaysia) Sendirian Berhad	Malaysia
Transicoil LLC	Delaware
Wallop Defence UK Limited	United Kingdom
Weston Aerospace Ltd	United Kingdom
Whippany Actuation Systems, LLC	Delaware
XCEL Power Systems Ltd.	United Kingdom
Young & Franklin Inc.	New York